Exhibit 10.2

Execution Version

STOCKHOLDER VOTING AND SUPPORT AGREEMENT

This Stockholder Voting AND SUPPORT Agreement (this “Agreement”) is made and entered into as of January 11, 2018, by and among ZAIS GROUP HOLDINGS, INC., a Delaware corporation (the “Company”), RAMGUARD LLC and its affiliates listed on the signature page(s) hereto (collectively, “Covered Stockholders” and each individually, a “Covered Stockholder”) and, solely for the purposes of Section 4(e), NEIL RAMSEY (“Ramsey”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.           As of the date hereof, each Covered Stockholder is the record and beneficial owner of the number of shares of each class of capital stock of Company set forth opposite such Covered Stockholder’s name on Schedule A hereto.

B.           Concurrently with the execution and delivery hereof, the Company, ZGH Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Z Acquisition LLC (“Parent”) are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation.

C.           As a material inducement to the willingness of the Company and Merger Sub to enter into the Merger Agreement, the Company has required that the Covered Stockholders enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.          Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by Covered Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by Covered Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 6 below), but excluding (iii) any shares of capital stock of the Company sold by Covered Stockholder pursuant to the Share Purchase Agreement.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation, or suffrage of a lien, security interest, or encumbrance in or upon, or the gift, grant, or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale, or other disposition, and each agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing.

2.          Voting of Shares.

(a)          Provided that no Adverse Company Recommendation shall have been made and remain in effect, prior to the Expiration Date, at every meeting of the stockholders of Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, Covered Stockholder (in Covered Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and vote the Shares, or cause the Shares to be voted, (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby (collectively, the “Proposed Transaction”), (ii) in favor of any proposal to adjourn a stockholders’ meeting to permit the solicitation of additional proxies in favor of approval of the Proposed Transaction, and (iii) against any other action or agreement that is not recommended by the Company Board and that would reasonably be expected to (A) result in the breach of any covenant, representation or warranty of the Company or Parent under the Merger Agreement, (B) result in, or contribute to, any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Proposed Transaction.

(b)          If Covered Stockholder is the beneficial owner, but not the record holder, of the Shares, Covered Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 2(a).

3.          Transfer Restrictions. Prior to the Expiration Date, each Covered Stockholder shall not, directly or indirectly, (a) Transfer or suffer a Transfer of any of the Shares, except for: (i) Transfers in connection with the Amended and Restated Share Purchase Agreement, dated as of the date hereof, by and among Ramguard LLC, Christian Zugel and Z Acquisition LLC (as in effect from time to time, the “Share Purchase Agreement”); (ii) Transfers by testamentary or intestate succession, in which case this Agreement shall bind each transferee; (iii) Transfers in connection with bona fide estate and tax planning purposes, including Transfers to relatives, trusts, and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement; (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Transfers to other Covered Stockholders; and (v) such other Transfers as the Company (acting upon a resolution adopted by the Special Committee) may otherwise permit in its sole discretion, subject to any restrictions or conditions imposed by the Company (acting upon a resolution adopted by the Special Committee) in its sole discretion, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Shares or (d) take any other action that would materially restrict, limit or interfere with the performance of such Covered Stockholder’s obligations hereunder.

4.          Additional Covenants of the Covered Stockholders.

(a)          Further Assurances. From time to time and without additional consideration, each Covered Stockholder shall (at such Covered Stockholder’s sole cost and expense) execute and deliver, or cause to be executed and delivered, such additional instruments, and shall (at such Covered Stockholder’s sole cost and expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

(b)          Waiver of Appraisal Rights. Each Covered Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to any and all Shares held by such Covered Stockholder of record or beneficially owned.

(c)          Cooperation and Support. Each Covered Stockholder agrees to cooperate with the Company as the Company prepares the Schedule 13E-3 and proxy statement (and any other required filings) to be filed with the Securities and Exchange Commission (“SEC”) in connection with the transactions contemplated by the Merger Agreement, and will furnish the Company the information relating to such Covered Stockholder required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company’s filings with the SEC, as well as any supplemental information that may be requested by the SEC, and any information that may be required for any other regulatory filing in connection with the transactions contemplated by the Merger Agreement. Each Covered Stockholder hereby agrees that the Company may publish and disclose in the Company Proxy Statement and/or Schedule 13E-3 to be filed in connection with the Proposed Transaction (including all documents and schedules filed with the SEC) such Covered Stockholder’s identity and ownership of Shares and the nature of such Covered Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an Exhibit to the Schedule 13E-3 or in any other filing made by the Company with the SEC relating to the Proposed Transaction.

(d)          Certain Actions. No Covered Stockholder shall take any action that would be prohibited by Section 5.03 of the Merger Agreement if such Covered Stockholder were a Representative of the Company, other than at a time that the Company (with the prior authorization of the Special Committee) has informed such Covered Stockholder that the Company or its Representatives are permitted to take such actions pursuant to Section 5.03 of the Merger Agreement.

(e)          No Further Agreements. Neither any Covered Stockholder nor Ramsey will enter into any new agreement, arrangement or understanding with any other holder of Class A Common Stock, directly or indirectly, with respect to the voting, acquisition or disposition of Class A Common Stock, without the prior written consent of the Company (only pursuant to a resolution adopted by the Special Committee); provided that nothing in this Agreement shall prevent Ramguard LLC from amending, restating, modifying, supplementing or terminating the Share Purchase Agreement, subject to Section 4(f) below.

(f)          Share Purchase Agreement. The Covered Stockholder (i) shall not amend or modify the Share Purchase Agreement in any manner that would (A) change the number of shares to be acquired or (B) change the consideration to be paid for such shares, in either case, without the prior written consent of the Company (acting upon a resolution adopted by the Special Committee), which consent shall not be unreasonably withheld, delayed, or conditioned and (ii) shall use reasonable best efforts to consummate the transactions contemplated by the Share Purchase Agreement according to the terms and subject to the conditions thereof.

5.          Representations and Warranties of Covered Stockholder. Each Covered Stockholder hereby represents and warrants to the Company as follows:

(a)          (i) Except as provided hereunder and in the Share Purchase Agreement, and except as would not impair such Covered Stockholder’s ability to perform his, her or its obligations under this Agreement, such Covered Stockholder is the beneficial or record owner of the Shares set forth opposite such Covered Stockholder’s name on Schedule A hereto and has good and marketable title to such Shares free and clear of any and all Liens; and (ii) such Covered Stockholder does not beneficially own any securities of the Company or hold any rights to purchase shares of capital stock of the Company other than the shares of capital stock and rights to purchase or otherwise acquire shares of capital stock of the Company set forth on Schedule A of this Agreement.

(b)          As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except as otherwise provided in this Agreement and in the Share Purchase Agreement, such Covered Stockholder has full power and authority to (i) make, enter into, and carry out the terms of this Agreement; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Such Covered Stockholder has not entered into any arrangement or agreement with any Person limiting or affecting such Covered Stockholder’s legal power, authority, or right to vote the Shares on any matter, subject to the terms of the Share Purchase Agreement.

(c)          This Agreement has been duly and validly executed and delivered by such Covered Stockholder and constitutes a valid and binding agreement of such Covered Stockholder enforceable against such Covered Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The execution and delivery of this Agreement and the performance by such Covered Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any contract to or by which such Covered Stockholder is a party or bound, or any Law to which such Covered Stockholder (or the Shares or any of such Covered Stockholder’s other assets) is subject or bound, except for any such breach, violation, conflict, or default which, individually or in the aggregate, would not reasonably be expected to impair or adversely affect such Covered Stockholder’s ability to perform promptly such Covered Stockholder’s obligations under this Agreement or render inaccurate any of the representations made herein.

(d)          Excluding such Shares as may have been Transferred pursuant to the Share Purchase Agreement, such Covered Stockholder has, or will have at the time of the Company Stockholders Meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, the Shares (it being understood, in the case of Covered Stockholders that are trusts, that the trustees thereof have the right to cause such Covered Stockholders to take such actions), and none of the Shares is subject to any Contract with respect to the voting of such Shares that would prevent or delay such Covered Stockholder’s ability to perform its obligations hereunder. Other than the Share Purchase Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Covered Stockholder to Transfer, or cause to be Transferred, any of the Shares (other than the Transfer from one Covered Stockholder to another Covered Stockholder), and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shares.

(e)          Such Covered Stockholder understands and acknowledges that the Company and Merger Sub are entering into the Merger Agreement in reliance upon such Covered Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Covered Stockholder contained herein.

6.          Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VII thereof or (b) the Effective Time (the “Expiration Date”); provided, that (i) Section 7 shall survive the Effective Time and (ii) the termination of this Agreement shall not relieve a Covered Stockholder from any liability for any breach of any representation, warranty, or covenant contained in this Agreement.

7.          Miscellaneous Provisions.

(a)          Amendments. No amendment of this Agreement shall be effective against the Company or a Covered Stockholder unless it shall be in writing and signed by the Company (with the prior authorization of the Special Committee) and such Covered Stockholder.

(b)          Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or any failure or delay on the part of any party in the exercise of any right hereunder, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, or covenants contained in this Agreement. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Any waiver by a party of any provision of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)          Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements, and understandings, both written and oral, between the parties with respect to the subject matter hereof. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

(d)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws or legal principles that might otherwise govern under applicable principles of conflicts of law thereof.

(e)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f)          Attorneys’ Fees. In any action at law or suit in equity with respect to this Agreement or the rights of any of the parties, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g)          Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including a Covered Stockholder’s estate and heirs upon the death of such Covered Stockholder; provided, that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests, or obligations of the parties may be assigned or delegated by any of the parties without prior written consent of the other parties. No assignment by the Company under this Section 7(g) shall relieve the Company of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void and of no effect.

(h)          No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(i)          Ownership Updates. Each Covered Stockholder agrees to notify the Company promptly of any additional shares of capital stock of the Company of which Covered Stockholder becomes the record or beneficial owner after the date of this Agreement and such shares of capital stock shall automatically become Shares for all purposes under this Agreement.

(j)          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purpose and intents of this Agreement. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(k)          Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

(l)          Specific Performance; Injunctive Relief. The parties agree that substantial irreparable damage would occur and would not be adequately remedied by monetary damages in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. Accordingly, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages or otherwise, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post bond or other security as a prerequisite to obtaining or enforcing equitable relief. In addition, any third party participating with a Covered Stockholder or receiving from a Covered Stockholder assistance in violation of this Agreement and of the rights of the Company hereunder, and any such participation by such third party with a Covered Stockholder in activities in violation of such Covered Stockholder’s agreement with the Company set forth in this Agreement may give rise to claims by the Company against such third party and each Covered Stockholder acknowledges that such Covered Stockholder may be responsible for any associated liabilities caused by such third party.

(m)          Notices. All notices and other communications required or permitted to be given hereunder shall be sent to the party to whom it is to be given and be either delivered personally against receipt, by email or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company, to the address or e-mail address provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to a Covered Stockholder, to such Covered Stockholder’s address or e-mail address shown opposite Covered Stockholder’s name on Schedule A hereof. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with this Section 7(m).

(n)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by telecopy, electronic delivery or otherwise) to the other party hereto. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(o)          Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

(p)          Construction. In this Agreement, unless a clear contrary intention appears, (i) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (iii) “or” is used in the inclusive sense of “and/or”; and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.”

(q)          Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Nisha Motani
Name:	Nisha Motani
Title:	Chief Financial Officer

COVERED STOCKHOLDERS:

RAMGUARD LLC

By:	/s/ Neil Ramsey
Name:	Neil Ramsey
Title:	Manager

NAR SPECIAL GLOBAL, LLC

By:	/s/ Neil Ramsey
Name:	Neil Ramsey
Title:	Manager

SOLELY FOR PURPOSES OF SECTION 4(e):

RAMSEY

/s/ Neil Ramsey
Neil Ramsey

[Signature page to Stockholder Voting and Support Agreement]

SCHEDULE A

Ramguard LLC:

	Shares of Class A Common Stock		Class A Units
	Held of Record	Beneficially Owned	Owned
	9,207,056	9,207,056**	0
Address for notices:	[ADDRESS REDACTED]
Attention: Neil Ramsey

Email address:	[EMAIL ADDRESS REDACTED]

NAR Special Global, LLC:

	Shares of Class A Common Stock		Class A Units
	Held of Record	Beneficially Owned	Owned
	378,231	378,231**	0
Address for notices:	[ADDRESS REDACTED]
Attention: Neil Ramsey

Email address:	[EMAIL ADDRESS REDACTED]

** Note: Ramguard LLC may be deemed to be the beneficial owner of Shares of Class A Common Stock held of record by NAR Special Global, LLC.

A-1